Exhibit (10)a

KIMBERLY-CLARK CORPORATION

MANAGEMENT ACHIEVEMENT AWARD PROGRAM

As Amended and Restated effective as of January 1, 2021

MANAGEMENT ACHIEVEMENT AWARD PROGRAM

As Amended and Restated effective as of January 1, 2021

1.    PURPOSE

This Management Achievement Award Program ("MAAP" or the "Plan") is amended and restated effective as of January 1, 2021. The purpose of MAAP is to further unite the interests of the stockholders of the Kimberly-Clark Corporation (the “Company”) and its key executives and other eligible employees through:

(a)    the annual establishment of Company objectives and the maintenance of a dividend level which are deemed by the Company's Management Development and Compensation Committee (the “Compensation Committee”) of the Board of Directors (the "Board") to be in the best short- and long-range interests of the Company, and

(b)    the annual payment, or provision for future payment, of incentive compensation to each participating key executive or other eligible employee in the form of a cash award, equal to a potentially significant percentage of competitive Base Salary, provided his or her performance has meaningfully contributed to the attainment of Company objectives over the course of a calendar year.

2.    ELIGIBILITY

Employees eligible to participate in MAAP (each, a "Participant") shall include (a) the Chief Executive Officer (the "CEO"), the other executive officers of the Company (within the meaning of Rule 3b-7 of the Securities Exchange Act of 1934 as amended from time to time) and any other officers elected by the Board (collectively, the “Executive Officers”) and (b) any employee of the Company or any Subsidiary who the Committee (as defined in Section 12 of the Plan) may, in its sole discretion, determine is to be eligible to participate in MAAP.

An employee who first becomes eligible for MAAP after December 15th of a calendar year (or such other date established by the Committee) will not be eligible to participate in MAAP with respect to that calendar year, except as otherwise determined by the Committee.

3.    OBJECTIVE AREAS AND PERFORMANCE LEVELS

Prior to the beginning of each calendar year, or as soon thereafter as reasonably practicable, performance objectives (the "Objective(s)") shall be established for each Participant in one or more of the following three objective areas ("Objective Areas"):

(a)    Corporate (relating to the performance of the Company at an enterprise level, or as otherwise determined by the Compensation Committee (the “Corporate Objective Area”)),

(b)    Business Unit (relating to the performance of a Participant’s business or operational unit, division, business segment or other administrative department of the Company and/or one or more Subsidiaries (the “Business Unit Objective Area”)), and

(c) Individual (relating to a Participant’s individual performance (the “Individual Objective Area”)).

The Compensation Committee shall establish the Objective(s) and any Control Measures (as defined in section 6 below) in the Corporate Objective Area.

The Committee shall establish the Objectives and any Control Measures in all Business Unit and Individual Objective Areas for all Participants, except as otherwise determined by the Compensation Committee.

The Objective(s) in the Individual Objective Area for a Participant may be defined to include specific target areas on which such Participant should focus during the year.

For each Objective there may be established performance levels ("Performance Level(s)") consisting of successively better standards or ranges taking into consideration actual progress in the calendar year in accomplishing the Objective(s) and/or under which the percentage of the incentive payout shall be determined by taking into consideration actual progress in the calendar year in achieving the Objective. A payment range, with a minimum and maximum payment, may be established for the Objective.

From time to time, it may be desirable to establish the Objective(s) in such a manner that specific Performance Levels are not defined. In such cases, the specific Performance Level(s) will be determined pursuant to section 7 of this Plan.

The original definition of any and all Objectives, Objective Areas, Performance Levels, Percentage Weightings (as defined in section 4 below), and Control Measures shall not be changed during the course of a calendar year, except by the approval of the individual or body who originally approved the same. When mid-calendar year changes in the Company's accounting or internal reporting policies have the effect of making the financial results between two periods not fairly comparable for the purpose of properly measuring performance where Objectives are stated in financial terms, such results may be adjusted in such manner as shall be deemed fair and appropriate by the individual or body who originally approved the Objective.

4.    OBJECTIVE AREA WEIGHTINGS

Coincident with the establishment of Objective Areas, Objectives, and Performance Levels, the Committee shall establish a percentage weighting ("Percentage Weighting") applicable to each Objective Area, or, where applicable, to each Objective within an Objective Area. The total of all Percentage Weightings in all Objective Areas for each Participant shall be 100 percent.

5.    TARGET AWARD LEVEL

Prior to the beginning of each calendar year, or as soon thereafter as reasonably practicable, the Committee shall establish the target level for each award, which may become payable if the applicable Objectives are achieved (the “Target Award Level”), and a maximum payout stated as a percentage of such Target Award Level. The Target Award Level will generally be based on a percentage of a Participant’s annual Base Salary. Such Target Award Levels and maximum payouts shall at all times take into account the basic purposes of MAAP, and shall in no event result in the potential obligation to pay incentive compensation which, in the Compensation Committee's opinion, is not in the best short- and long-range interests of the Company.

6.    CONTROL MEASURES

At the time the Objectives are established, there may also be established certain conditions known as control measures ("Control Measures") which are either personal as to one Participant, or general as to a group of Participants. Failure to fulfill a Control Measure may partially or totally deprive the Participant to whom the Control Measure applies of the right to receive an award, notwithstanding the level of performance attained on any or all Objectives, or in any or all Objective Areas.

In the event that the Company's dividend rate is reduced, other than by reason of stock splits or other similar events having no effect on the actual amount paid out in dividends, no award shall be paid under MAAP for performance during the calendar year in which such a reduction occurs. This shall be a Control Measure and shall apply in each calendar year during which the Plan is in effect.

7.    ASCERTAINMENT OF PERFORMANCE LEVELS

The Performance Level actually attained with respect to any Objective will be determined by the Committee and stated as a percentage of the Target Award Level, in accordance with the provisions of this Section 7.

The Performance Level actually attained with respect to any Objective or Control Measure stated in financial terms, and the payment with respect thereto, shall be determined upon the completion of audited results of the Company and its subsidiaries for the applicable calendar year.

The Performance Level attained with respect to any Objective or Control Measure stated in nonfinancial terms shall be determined and approved by all levels in the chain of command which originally approved or defined such Objective or Control Measure following the end of the calendar year.

When specific Performance Levels in the Corporate Objective Area have not been defined under section 3 of this Plan, the Compensation Committee will determine the Performance Level attained following the end of the calendar year.

Performance in the Individual Objective Area will be determined by the Committee following the end of the calendar year, based upon the Participant’s performance with respect to the specified target areas.

Notwithstanding the above, the Compensation Committee may, in its sole discretion, authorize that such determinations of the Performance Levels attained be made prior to the end of the calendar year, and that the payment of awards be made pursuant to section 10 of this Plan.

8.    AMOUNT OF INCENTIVE COMPENSATION

The amount of incentive compensation a Participant is eligible to receive with respect to a particular Objective Area depends upon:

(a)    the Percentage Weighting applicable to that Objective Area,

(b)    the Target Award Level which applies to the Participant,

(c)    the percentage payout of the Target Award Level as a consequence of the Performance Level attained in that Objective Area, and

(d)    the Participant’s base salary determined as of December 31 of the calendar year for which the Objectives were established (“Base Salary”).

Performance in each Objective Area shall be valued by multiplying (a) times (b) times (c) times (d).

Except as otherwise hereinafter provided, the total award a Participant is eligible to receive is the sum of the values attributable to performance actually attained in each Objective Area, as determined by the preceding paragraph.

Notwithstanding any provision of MAAP, the minimum total amount of awards payable to Participants as a group (the “Minimum Amount”) may be fixed through corporate action, such as a resolution of the Compensation Committee, made before the end of the calendar year. The Minimum Amount shall not be reduced or eliminated by the Company following the end of the calendar year. Any Minimum Award amount allocable to a Participant that is forfeited pursuant to the terms of this Plan shall be reallocated among other eligible Participants. Thus, the Minimum Amount shall not be reduced by the departure of a Participant after the end of the calendar year but before awards are paid for that year.

9.    ADJUSTMENT OF AWARD; SEPARATION FROM SERVICE

(a)    Except as otherwise determined by the Compensation Committee, in its sole and absolute discretion, the amount of an award may be adjusted by the Committee, in its sole discretion, to more accurately reflect an individual Participant's performance during the calendar year. No award shall be paid to any individual who, in any calendar year, has discharged his principal accountabilities in a manner deemed unacceptable under the Company’s Salary Program.

The amount of the award, in the event of transfers to, from, or between MAAP eligible positions may be reviewed, and may be adjusted and prorated, on such basis as shall be determined fair and equitable by the Committee.

Adjustments may also be made in the amount of an award after the potential thereof has been authorized, if the Participant’s applicable position is reevaluated under the Company’s Salary Program during the calendar year, on such basis as shall be determined fair and equitable by the Committee.

(b)    A Separation from Service for any reason other than death, retirement, or total and permanent disability prior to the payment of MAAP shall result in a forfeiture of the MAAP award, unless otherwise determined by the Committee. A Participant's death, retirement, or total and permanent disability during a calendar year or prior to payment of MAAP may result in the pro rata or other adjustment to the amount of the award on such basis as shall be determined fair and equitable by the Committee. Any such award determined payable following a Separation from Service shall be paid no later than 60 days following the end of the applicable calendar year to which the award relates. A “Separation from Service” means a Participant’s termination of employment with the Company or any Subsidiary; however, a Separation from Service with the Company or a Subsidiary to accept immediate reemployment with the Company or a Subsidiary shall not be deemed to be a Separation from Service for purposes of the Plan. A Separation from Service will also be deemed to have occurred if the Participant’s services with the Company or any Subsidiary are reduced to an annual rate that is 20 percent (20%) or less of the services rendered, on average, during the immediately preceding three years of employment (or if employed less than three years, such lesser period). “Subsidiary” means any domestic or foreign corporation at least twenty percent (20%) of whose shares normally entitled to vote in electing directors is owned directly or indirectly by the Company or by other Subsidiaries, provided, however, that “at least fifty percent (50%)” shall replace “at least twenty percent (20%)” where there is not a legitimate business criteria for using such lower percentage.

10.    PAYMENT OF AWARDS

Subject to Section 11 below, awards shall be paid in one lump sum in cash no later than 60 days following the end of the calendar year for which the Objectives were established, provided the Participant has not had a Separation from Service from the Company and its Subsidiaries on the award payment date (except as otherwise provided in Section 9(b)). Should any payments under this Plan be delayed, no interest will be owed to the Participant with respect to such late payment.

Notwithstanding the above, the Compensation Committee may make payments at such earlier times as it may, in its sole discretion, determine, and the Committee, in its sole discretion, will make such determinations as to performance, and establish procedures (including repayment of any overpayment which is determined after the completion of the final audit), implementing such early payment.

11.    TAX WITHHOLDING

The Company and its applicable Subsidiaries shall have the right, at the time of payment of an award in accordance with Section 10, to make adequate provision for any federal, state, local or foreign taxes (including social contributions and any other applicable taxes) which they believe are or may be required by law to be withheld with respect to an award under MAAP (“Tax Liability”). The Company or applicable Subsidiary may provide for the payment of any Tax Liability by withholding from the amount payable with respect to an award or by any other method deemed appropriate by the Committee.

12.    ADMINISTRATION AND INTERPRETATION

The Plan shall be administered by the Compensation Committee with respect to Participants who are Executive Officers and, except as otherwise provided herein, shall be administered by the CEO with respect to Participants who are not Executive Officers (such applicable administrative body, the "Committee"). The CEO may delegate his or her authority to administer the Plan to a Participant’s direct supervisor or manager or to such other appropriate individual, to the extent not prohibited by applicable law. Notwithstanding the foregoing, the Compensation Committee may at any point assume full administrative authority with respect to any Participant or aspect of the Plan.

Except as otherwise provided by this Plan, the Committee has discretionary authority to construe and interpret the Plan, to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules, and to resolve all questions arising under the Plan. All such actions of the Committee shall be final and conclusive as to all individuals affected thereby.

13.    NONTRANSFERABILITY

Except as provided in this Plan, no right of any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, attachment, garnishment, execution, levy, bankruptcy, or any other disposition of any kind, whether voluntary or involuntary, prior to actual payment of an award.

14.    UNFUNDED PLAN

MAAP is intended to constitute an unfunded plan for incentive compensation. No Participant, or any other person, shall have any interest in any fund, or in any specific asset or assets of the Company, by reason of an award that has been made but has not been paid or distributed. Prior to the payment of any award, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company. No amounts awarded or accrued under MAAP shall be funded, set aside, subject to interest payment or otherwise segregated prior to payment of an award.

15.    FORFEITURE AND CLAWBACK

The Committee may subject any award to any policy adopted by the Company relating to the recovery of such award to the extent it is determined that the performance was not actually achieved. Further, all awards shall be subject to forfeiture and/or repayment to the Company to the extent and in the manner required (a) to comply with any requirements imposed under applicable laws, regulations, stock exchange listing rules or other rules; and (b) under the terms of the Kimberly-Clark Corporation Compensation Recoupment Policy, to the extent applicable to the Participant, or under any other policy or guideline adopted by the Company for purposes of fraud prevention, governance, avoidance of monetary or reputational damage to the Company and its affiliates or similar reasons, whether or not such policy or guideline was in place at the time of grant of an award (and such requirements shall be deemed incorporated into MAAP without the consent of the Participant).

16.    NO ENTITLEMENTS

Nothing contained in MAAP shall be construed as a contract of employment or as a right of any Participant to be continued in the employment of the Company or any Subsidiary, or as a limitation on the right of the Company or a Subsidiary to discharge any Participant with or without cause. Any award payable under MAAP is voluntary and occasional and does not create any contractual or other right to receive awards in future years or benefits in lieu of such awards.

17.    CODE SECTION 409A

It is intended that payment will be made no later than required to ensure that no amount paid or to be paid hereunder shall be subject to the provisions of Section 409A(a)(1)(B) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and all payments are intended to be eligible for the short-term deferral exception to Section 409A of the Code, or to otherwise be compliant with Section 409A of the Code and the guidance promulgated thereunder (“Section 409A”). Notwithstanding any other provision of this Plan, the Committee shall administer and interpret, and the Company shall operate, the Plan, and exercise all authority and discretion under the Plan, to satisfy the requirements for exemption from, or compliance with, Section 409A and any noncompliant provisions of this Plan will either be void or deemed amended to comply with Section 409A. Nothing in the Plan shall provide a basis for any person to take action against the Company or any Subsidiary or affiliate based on matters covered by Section 409A, including the tax treatment of any award, and neither the Company nor any of its Subsidiaries or affiliates shall under any circumstances have any liability to any Participant or his estate or any other party for any taxes, penalties or interest due on amounts paid or payable under the Plan, including taxes, penalties or interest imposed under Section 409A.

18.    COMPLIANCE WITH LAWS

MAAP and the grant of awards thereunder shall be subject to all applicable federal, state, local and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required.

19.    GOVERNING LAW

MAAP shall be construed in accordance with and governed by the laws of state of Delaware without reference to principles of conflict of laws, and construed accordingly.

20.    SEVERABILITY

If any provision of MAAP is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of MAAP, and MAAP shall be enforced and construed as if such provision had not been included.

21.    AMENDMENT AND TERMINATION

MAAP is a discretionary incentive plan and the Compensation Committee may, at any time, amend this Plan, order the temporary suspension of its application, or terminate it in its entirety, provided, however, that no such action shall adversely affect the rights or interests of Participants theretofore vested hereunder unless required or advisable under applicable law.

In the case of a Participant employed outside the United States, the Compensation Committee may vary the provisions of the Plan as it may deem appropriate to conform to local laws, practices and procedures.

MAAP is hereby amended and restated effective as of January 1, 2021.